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                                                                   EXHIBIT 21




                     Subsidiaries of Hancock Fabrics, Inc.

                                                             Name Under Which
                              State of                       Subsidiary
      Name                    Incorporation                  Does Business
      ----                    -------------                  -----------------
Minnesota Fabrics, Inc.       Minnesota                      Minnesota Fabrics
                                                             Fabric Market